Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, $0.0001 par value per share of Starry Group Holdings, Inc., and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. As contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Joint Filing Agreement this 12th day of April, 2022.

FIRSTMARK HORIZON SPONSOR LLC

By:	/s/ Richard Heitzmann
Name:	Richard Heitzmann
Title:	Manager

FIRSTMARK CAPITAL III, L.P.

By: FirstMark Capital III GP, LLC, as general partner

By:	/s/ Richard Heitzmann
Name:	Richard Heitzmann
Title:	Manager

FIRSTMARK CAPITAL III GP, LLC

By:	/s/ Richard Heitzmann
Name:	Richard Heitzmann
Title:	Manager

RICHARD HEITZMANN

By:	/s/ Richard Heitzmann
Name:	Richard Heitzmann

AMISH JANI

By:	/s/ Amish Jani
Name:	Amish Jani